As filed with the Securities and Exchange Commission on December 3, 1996
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                                 GROSSMAN'S INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                         38-0524830
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                       Identification Number)


                                   45 DAN ROAD
                                CANTON, MA 02021
                                 (617) 830-4000
          (Address of principal executive offices, including zip code)



                                 RICHARD E. KENT
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 GROSSMAN'S INC.
                                   45 DAN ROAD
                                CANTON, MA 02021
                                 (617) 830-4250
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                  --------------------------------------------

                  Please send copies of all communications to:
                            DAVID C. CHAPIN, ESQUIRE
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[GRAPHIC OMITTED]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [GRAPHIC OMITTED]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]
If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [GRAPHIC OMITTED]

                         CALCULATION OF REGISTRATION FEE


                                                                    Proposed maximum     Proposed maximum     Amount of
    Title of each class                           Amount to          offering price     aggregate offering  registration
  securities to be registered                    be registered         per share(1)           price(1)            fee
Common Stock -- $.01 Par Value                   100,000 Shares           $ .97               $97,000          $100.00


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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                                      - 1 -

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be acceptable prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
                                 GROSSMAN'S INC.
                                  Common Stock
                                 100,000 Shares

                           ---------------------------


         All of the shares of GROSSMAN'S INC. (the "Company") Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being sold by the holder of the Common Stock named herein under "Selling Stockholder" (the "Selling Stockholder"). The outstanding Common Stock of the Company is quoted on the Nasdaq National Market ("NNM") under the symbol "GROS". On December 5, 1996, the last reported sale price of the Common Stock on the NNM was $.97 per share.

         The Company will not receive any of the proceeds from the sale of the Common Stock. Any or all of such Common Stock covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
     TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                   TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


         The Selling Stockholder named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholder other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $5,000.

         The Selling Stockholder and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

                           ---------------------------


                   The date of this Prospectus is December __, 1996.

                                  RISK FACTORS

         In addition to the information contained elsewhere in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the securities offered hereby.

         Absence of Profitability; Possible Future Losses. The Company has experienced net losses in each year since 1993. In 1993, the Company lost $68,348,000. In 1994, the Company lost $1,905,000. And in 1995, the Company lost $198,000. Further, in the first nine months of 1996, it reported a net loss of $56,100,000, reducing its stockholders' investment to $26,300,000. There can be no assurances that the Company will ever return to a state of profitability and growth.

         Competition. The home improvement and building supply industry is subject to intense competition. The Company competes with companies that exceed it both in size and resources. Certain of the Company's competitors have greater leverage with suppliers due to their size advantage over the Company and may thus be able to obtain inventory at lower prices. Some of the Company's competitors, further, may have greater financial resources than the Company, which may enable them to market their products to the consumer and to professional builders with greater efficacy.

         Substantial Leverage; Ability to Service Outstanding Debt. The Company is highly leveraged, with a debt-to-equity ratio of approximately 1.95 to 1 as of September 30, 1996. Although the Company expects to meet the interest and principal payment requirements on its secured debt and pay its other indebtedness, there can be no assurance that the Company's actual operating results or proceeds from currently-planned asset sales will in fact generate sufficient cash to pay such obligations. If they do not, cash will have to be generated from alternative sources such as additional asset sales, financings or refinancings, or reductions in operating expenditures. Unfavorable conditions in the construction industry, the high degree of leverage of the Company, restrictive covenants contained in the Company's secured debt and working capital facilities, liens granted on assets, and various other factors may limit the ability of the Company to undertake successfully any such actions. No assurance can be given as to the availability of alternative sources of funds if such funds are needed by the Company. Any utilization of alternative sources of funds may impair the competitive position of the Company, reduce its cash flow, or have other adverse consequences, including imposition of burdensome covenants, security interests, or other obligations, thereby possibly increasing the risk of defaults under applicable debt instruments or causing other consequences that could be adverse to the Company and holders of its Common Stock.

         Uncertainty of Supply and Price of Products. The Company's Contractors' Warehouse division sells building materials and supplies manufactured by multiple manufacturers and suppliers. Although the Company has a widely diversified base of suppliers, future supply shortages may occur from time to time as a result of unanticipated demand or production difficulties.
Furthermore, the financial performance of Contractors' Warehouse is significantly influenced by the cost of lumber which, as a commodity item, can be volatile. A significant fluctuation in the price of lumber could have a material adverse effect on the Company's future profitability and could create cyclicality in the Company's operating performance.

         Sensitivity to Economic and Other Conditions. The Company's businesses, particularly the Contractors' Warehouse division, are highly seasonal and require significant amounts of working capital in the period from mid-November-March to finance inventory purchases in anticipation of the construction seasons. While the Company believes that its existing revolving credit agreement will provide sufficient working capital to finance such purchases, if the Company is unable to adequately stock its stores, its sales and profitability will be adversely affected. Furthermore, a downturn in the economy in one or more markets served by the Company, particularly in the West and Midwest where the Company's Contractors' Warehouse stores are located, could have a material adverse effect on the Company's operations.


                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. The Commission also maintains a Web site at http://www.sec.gov. which contains reports, proxy statements and other information regarding registrants, like the Company, that file electronically. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholder or any underwriter. This Prospectus relates solely to the Common Stock and it may not be used or relied on in connection with any other offer or sale of securities of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously or simultaneously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996, and September 30, 1996.

     (c)    The Company's Current Report on Form 8-K filed on April 16, 1996.

     (d) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

All documents  subsequently  filed by the Registrant  pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act after the date of this Prospectus prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents. Such documents may be obtained by writing to Grossman's Inc., 45 Dan Road, Canton, MA 02021,
Attention:
Corporate Secretary, or by calling (617) 830-4000.

                                   THE COMPANY

         The Company operates 42 stores under the names "Contractors' Warehouse" and "Mr. 2nd's Bargain Outlet" in eight states.

         The  16  Contractors'  Warehouse  stores  are  located  in  California,
Indiana, Kentucky, Nevada and Ohio. The stores serve remodelers, independent contractors, homebuilders and other building professionals and range in size form 70,000 to 100,000 square feet on approximately seven acres. In addition, the stores operate large drive-thru lumber yards. Of the 16 stores, 15 are leased and one is owned.

         Mr. 2nd's Bargain Outlet operates 26 stores in Massachusetts, New York and Rhode Island. The stores offer close-outs, seconds and over-stocks in a wide range of building materials, related merchandise and other inventory opportunistically acquired. The stores typically are approximately 20,000 square feet on two acres. Of the 26 stores, 11 are leased and 15 are owned; the Division also leases a distribution center.

         The Company also has a 50% interest in a Mexican joint venture that currently operates one building materials store, modeled after the Contractors' Warehouse format, in Monterrey, Mexico.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds of the Common Stock offered hereby.

                               SELLING STOCKHOLDER

         Robert K.Swanson ("Mr. Swanson" or the "Selling Stockholder") acquired the 100,000 shares of Common Stock offered hereby from the Company pursuant to an Agreement between the Company and Mr. Swanson, the Company's Chief Executive Officer and Chairman of the Board. Mr. Swanson has been a member of the Company's Board of Directors since 1987 and Chairman of the Board since November of 1994. Upon the retirement of the Company's President and Chief Executive Officer on October 4, 1996, Mr. Swanson was elected to serve as the Company's Chief Executive Officer. The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholder.

         The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholder. Mr. Swanson beneficially owns approximately .96 % of the Company's Common Stock. However, since the offering contemplated by this Prospectus relates only to a portion of the shares of Common Stock owned by Mr. Swanson, and because the offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Stock that will be held by Mr. Swanson upon termination of this offering.


                                           NUMBER OF SHARES OF COMMON                     NUMBER OF SHARES
SELLING STOCKHOLDER                         STOCK BENEFICIALLY OWNED                      OFFERED HEREBY

Robert K. Swanson                                     270,446*                                100,000











--------
         * Includes currently exercisable options covering 30,000 shares of the Company's Common Stock.

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

         The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) an exchange distribution in accordance with the rules of such exchange;  and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate.
Brokers or dealers will receive commissions or discounts from Selling Stockholder in amounts to be negotiated prior to the sale.

         The Selling Stockholder and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder or by an agreement between the Selling Stockholder and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any such other person.

         In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless its has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF DISTRIBUTION

         SEC registration fee................................$   100.00
         Blue Sky fees and expenses*.........................    500.00
         Legal fees and expenses*............................  1,500.00
         Accounting fees and expenses*.......................  2,800.00
         Miscellaneous*.....................................     100.00

                  Total Expenses.............................$ 5,000.00

--------------------
* Estimated


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Certificate provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant's Certificate further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

        For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.          EXHIBITS

                  Title of Exhibit

5                 Opinion of Ropes & Gray

23.1              Consent of Ernst & Young LLP

23.2 Consent of Ropes & Gray (included in the opinion filed as Exhibit 5)

24 Power of Attorney (included as part of signature page filed herewith)


ITEM 17.   UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            a. To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                            b. To reflect in the  prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on the [ ]th day of December, 1996.

                                              GROSSMAN'S INC.

                                               By:/s/Robert K. Swanson
                                                 Name: Robert K. Swanson
                                                 Title: Chairman of the Board
                                                        and Chief Executive
                                                            Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Grossman's Inc., hereby severally constitute Richard E. Kent and David C. Chapin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Grossman's Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Witness our hands on the date set forth below.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                    TITLE                            DATE


/s/Robert K. Swanson    Chairman of the Board, Chief
Robert K. Swanson       Executive Officer and Director        December 6, 1996



/s/Michael J. Shea      Executive Vice President and Chief
Michael J. Shea         Financial Officer                     December 6, 1996


/s/Steven L. Shapiro    Vice President -- Controller
Steven L. Shapiro       (Principal Accounting Officer)        December 6, 1996

/s/Stanley G. Berman              President                   December 6, 1996
Stanley G. Berman

/s/John R. Grey                   Director                    December 6, 1996
John R. Grey

/s/Maurice Grossman               Director                    December 6, 1996
Maurice Grossman

/s/Leo Kahn                       Director                    December 6, 1996
Leo Kahn

/s/Russell Cox                    Director                    December 6, 1996
Russell Cox

                                  EXHIBIT INDEX



NUMBER                  TITLE OF EXHIBIT                              PAGE



5                   Opinion of Ropes & Gray                            II-7

23.1                Consent of Ernst & Young LLP                       II-8

23.2 Consent of Ropes & Gray (included in the opinion filed as Exhibit 5)

24                  Power of Attorney (included as part of
                    signature page filed herewith)